Exhibit 99.1

GlobalSCAPE, Inc. and immixGroup, Inc. Form Distribution Relationship
New distribution relationship strengthens ties to public sector and government agencies

SAN ANTONIO – September 3, 2015 – Due to the rise of cyberthreats and data breaches, government agencies and the public sector are under increasing scrutiny, making security the number one priority when exchanging and managing data. GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, announced today that its suite of information exchange solutions are available through immixGroup, Inc., a value-added distributor of enterprise technology products for the public sector. The agreement makes Globalscape products available for purchase by public sector channel partners and government agencies through multiple immixGroup contract vehicles.

immixGroup, an Arrow Electronics, Inc. company, will offer the larger portfolio of Globalscape products including its flagship information exchange solution, Enhanced File Transfer™ (EFT™), which provides organizations with the ability to securely and easily manage data exchanges across networks and with key stakeholders including internal teams, clients and external vendors or partners. EFT ensures that government agencies and the public sector are able to comply with security policies and regulatory requirements, and includes robust security architectures that support multiple file transfer protocols. In addition, EFT provides real-time activity monitoring, auditing and reporting, and automated workflow features, with the ability to scale as an organization’s needs change.

Security is one of the most important technology features for government agencies and the public sector. Globalscape solutions are compliant with government and public sector standards and certifications like Federal Information Processing Standards (FIPS 140-2), U.S. Army Certificate of Networthiness (CoN) and Common Access Card (CAC) authentication.

Globalscape Professional Services is also part of the U.S. General Services Administration (GSA) Advantage list, providing service offerings for government customers to customize and tailor solutions to meet their needs, and offering a complete picture of potential cost and implementation timing.

Globalscape was recently named a Champion in the 2015 Info-Tech Research Group Managed File Transfer (MFT) Vendor Landscape for a second consecutive time. The report gave high marks for value, compliance and security. Info-Tech Research Group also pointed to strengths in EFT with built-in notifications, alerts and controls that ensure PCI compliance. The research organization also notes that Globalscape has a history of working with sensitive and highly secure environments and that contributes to the ongoing security innovations that are included within EFT.

Supporting Quotes:
Matt Goulet, Senior Vice President of Sales and Marketing, Globalscape
“Our relationship with immixGroup will allow us to further expand our reach within the government and public sector, collectively advancing our capabilities within this market. Over our 19 year history, we’ve worked to develop our solutions to meet the nuances and needs of the market, which is further validated by our long-term relationship with the U.S. Army. By adding immixGroup to our ecosystem of value-added distributors (VAD), we bring on a collaborative distributor that will open new pathways to federal customers and systems integrators, and together we’ll help them find the secure data exchange solutions that government and public sector organizations so desperately need.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

NEWS RELEASE
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

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